Annual Incentive Plan [ELT Form]

Exhibit 10.45
{Year} Annual Incentive Plan

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Annual Incentive Plan [ELT Form]

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Annual Incentive Plan [ELT Form]

Table of Contents

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Annual Incentive Plan [ELT Form]

Purpose

It is the intent of Laureate Education, Inc. (together with its affiliates and subsidiaries, the “Company”) to reward for results. The Annual Incentive Plan (the “Plan”) provides an incentive to participants to maximize results in areas critical to the Company’s success during the current year, and also rewards participants for their individual performance.

Incentive Targets

The bonus target is based on each employee’s level/position within the organization and is expressed as a percentage of the base salary. This bonus target would have been communicated as part of an employee’s new hire/transfer/promotion letter. The following table contains an example of an employee with a $200,000 base salary and a bonus target of 30%. An employee can earn up to the maximum amount if maximum results are attained by both the Company and the individual employee.

Sample Bonus Target	Sample Maximum Bonus
30% of base salary	60% of base salary
$60,000	$120,000
Summary

The level of an employees’ bonus payment will be based on the results of two components:

Business Results Component for Corporate Employees - ELT: 80%

The Business Results component of the bonus payout is comprised of the following factors:

1.Meeting or exceeding Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) threshold amount (40% of the Business Results component);
2.Meeting or exceeding the Revenue threshold amount (30% of the Business Results component);
3.Meeting or exceeding the New Enrollment threshold amount (20% of the Business Results component); and
4.Meeting or exceeding Unlevered Free Cash Flow (Adjusted EBITDA +/- Working Capital +/- Cash Taxes – Capital Expenditures - EIP) threshold amount (10% of the Business Results component)

Individual Results Component - ELT: 20%
Each employee’s performance level on their Personal Objectives (100% of the Individual Results component)

Adjusted EBITDA Threshold Gatekeeper
If Adjusted EBITDA is less than 85%, no incentive payments will be made to any participant.

Internal Controls
It is critical to maintain the Company’s position of having no material weaknesses. If you are responsible for any Internal Control(s), your payment under this plan may be reduced if you have a deficiency or material weakness at the end of {Year} as determined by the Laureate Internal Controls organization.
Metric Targets
Adjusted EBITDA, Unlevered Free Cash Flow, Revenue and New Enrollment are based on total Laureate Education, Inc. (“Laureate”) targets.

Discretion of the Company
Notwithstanding anything contrary in this summary, any bonus that you are eligible to receive under the Plan will be subject to the discretion, including the negative discretion, of the Compensation Committee of the Board of Directors of Laureate.

Base Salary

Bonus calculations under the Plan will be based on a participant’s base salary as of November 1, {Year} if they have been in the same job for the entire year. Please see the sections below titled “New Hire”, “Internal Transfer/Promotion” and “Termination” if you experience any of those changes during the year.

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Annual Incentive Plan [ELT Form]

Performance Period

The effective performance period for this Plan runs from January 1, {Year}, through December 31, {Year} (the “Performance Period”).

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Annual Incentive Plan [ELT Form]

How Results Are Measured

Key Performance Results Weights

As previously noted, if the Adjusted EBITDA threshold of 85% ($319,459,078) is not met or exceeded, no payments will be made to any participant.

The total bonus payment will be based on Business and Individual components. The following table defines the component factors and assigns the weighting of each:

	Component Factors	Factor Definitions	Component Weighting	Factor Weighting
Business Component Factors	Adjusted EBITDA	Corporate Adjusted EBITDA results for {Year} versus a target based on the budgeted {Year} Adjusted EBITDA.	80%	40%
	Revenue	Corporate Revenue results for {Year} versus a target based on the budgeted {Year} Revenue.		30%
	New Enrollment	Corporate New Enrollment results for {Year} versus a target based on the budgeted {Year} New Enrollment.		20%
	Unlevered Free Cash Flow	Corporate Unlevered Free Cash Flow results for {Year} versus a target based on the budgeted {Year} Unlevered Free Cash Flow.		10%
Individual Component	Individual Objectives	Individual results achieved during {Year} versus objectives as approved by management at the start of {Year}.	20%	100%

Adjusted EBITDA Factor Table

Adjusted EBITDA will account for 40% of the Business Results component of your targeted bonus payment potential. Adjusted EBITDA results will be analyzed after the end of the calendar year versus targeted Adjusted EBITDA. To achieve any bonus payment for the Adjusted EBITDA factor of your bonus, and any bonus payment under this Plan, the threshold level of Adjusted EBITDA must be met or exceeded. If that level is achieved, payment for Adjusted EBITDA results will be determined according to the following table:

{Year} Adjusted EBITDA Target for Corporate
Performance Against Plan	Adjusted EBITDA for {Year}	% Attainment of Target	Bonus Factor
Maximum		115%	200%
Above Target		>100% to <115%	+6.67% for every incremental 1% in Adjusted EBITDA above target
Target		100%	100%
Above Threshold		85% to <100%	-6.67% for every 1% decrease in Adjusted EBITDA below target
Threshold		<85%	0%

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Annual Incentive Plan [ELT Form]

Revenue Factor Table
Revenue will account for 30% of the Business Results component of your targeted bonus payment potential. Revenue results will be analyzed after the end of the calendar year versus targeted Revenue. To achieve any bonus payment for the Revenue factor of your bonus, the threshold level of Revenue must be met or exceeded. If that level is achieved, payment for Revenue results will be determined according to the following table:

{Year} Revenue Target for Corporate
Performance Against Plan	Revenue for {Year}	% Attainment of Target	Bonus Factor
Maximum		110%	200%
Above Target		>100% to <110%	+10.00% for every 1% increase in Revenue above target
Target		100%	100%
Above Threshold		90% to <100%	-10.00% for every 1% decrease in Revenue below target
Threshold		<90%	0%

New Enrollment Factor Table

New Enrollment will account for 20% of the Business Results component of your targeted bonus payment potential. New Enrollment results will be analyzed after the end of the calendar year versus targeted New Enrollment. To achieve any bonus payment for the New Enrollment factor of your bonus, the threshold level of New Enrollment must be met or exceeded. If that level is achieved, payment for New Enrollment results will be determined according to the following table:

{Year} New Enrollment Target for Corporate
Performance Against Plan	New Enrollment for {Year}	% Attainment of Target	Bonus Factor
Maximum		115%	200%
Above Target		>100% to <115%	+6.67% for every 1% increase in New Enrollment above target
Target		100%	100%
Above Threshold		85% to <100%	-6.67% for every 1% decrease in New Enrollment below target
Threshold		<85%	0%

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Annual Incentive Plan [ELT Form]

Unlevered Free Cash Flow Factor Table

Unlevered Free Cash Flow will account for 10% of the Business Results component of your targeted bonus payment potential. Unlevered Free Cash Flow results will be analyzed after the end of the calendar year versus the targeted Unlevered Free Cash Flow. To achieve any bonus payment for the Unlevered Free Cash Flow factor of your bonus, the threshold level of Unlevered Free Cash Flow must be met or exceeded. If that level is achieved, payment for Unlevered Free Cash Flow results will be determined according to the following table:

{Year} Unlevered Free Cash Flow Target for Corporate
Performance Against Plan	Unlevered Free Cash Flow for {Year}	% Attainment of Target	Bonus Factor
Maximum		120%	200%
Above Target		>100% to <120%	+5.00% for every incremental 1% in Unlevered Free Cash Flow above target
Target		100%	100%
Above Threshold		80% to <100%	-5.00% for every 1% decrease in Unlevered Free Cash Flow below target
Threshold		<80%	0%

Individual Objectives

Individual objectives make up 20% of your bonus payment for the year. Objectives will be set by each participant and their manager at the start of the year. At the end of the year, 20% of your targeted bonus will be based on the results attained for those objectives. Results for each objective will be rated by your manager, and a final overall percentage between 0% and 200% should be applied by the manager to this portion of the bonus. The system used to plan incentive payments will not accept any percentage above 200%

Timing of Bonus Payments

Bonuses, if paid at all, are paid once a year as soon as administratively practicable after the Company’s certification of achievement against the metrics outlined above. Furthermore, the timing of bonus payments is contingent on the publication of Laureate’s {Year} audited financial statements.

New Hire

Bonuses for Plan participants hired on or after March 1st of the Performance Period will be prorated depending on the date of hire. Those hired prior to March 1st will not have their bonus prorated. For example, someone hired on July 1st would receive a prorated bonus of 184/365ths of their projected bonus. Employees hired after November 1st of any year are ineligible for a bonus payment for that year. Please consult your local HR partners for the new hire date that applies to your country/region.

Internal Transfer/Promotion

Employees transferring from one bonus-eligible position within the Company to another will have their bonus compensation pro-rated based on their time in each position if the change in position means a change in salary grade and therefore eligibility. An employee who transfers from a bonus-eligible position to other positions within the Company not covered by this Plan will be paid bonus compensation based on the job they are leaving and only for the pro-rated period the employee actually worked in the bonus-eligible position.

Termination

Employees who leave the Company either voluntarily or involuntarily are not eligible for bonus payments under this Plan. To be eligible for a bonus payment, the participant must be actively employed by the Company on the exact date that the bonuses are paid. Notwithstanding the foregoing two sentences, any employee who is involuntarily terminated without cause by the Company during the fiscal year to which this Plan applies (the “Plan Year”) will be eligible to receive a pro-rated portion of his or her performance bonus if the employee works

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Annual Incentive Plan [ELT Form]

through June 30 of the Plan Year, to be paid at the same time and under the same circumstances as then-current employees.

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Annual Incentive Plan [ELT Form]

Putting It All Together – Sample Bonus Payment Calculation

Targets were set at the start of the calendar year for each bonus plan component.

After the end of the period, results are tabulated. If results exceed threshold in a positive manner, and Gatekeepers are met or exceeded, a bonus payment will be calculated using the tables above.

Bonus Calculation Example

Annual Base Salary:                                                        $200,000
Incentive Target (as % of salary):                                        30%
Annual Bonus Target:                                                    $60,000 (30% of $200,000)
EBITDA Gatekeepers Met or Exceeded:                                    Yes

*The factor % applied to the individual portion of the bonus is determined based on the employee’s performance rating and the organizational achievement.

This example is for illustration purposes only. Your specific salary level and results will vary from this example and there is no guarantee that you will earn any level bonus in any given performance period.

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Annual Incentive Plan [ELT Form]

Additional Information

Employees may not expect to participate in this Plan if they are participants in any other cash-based short-term incentive plan of the Company. Short-term incentive plans are defined as plans for which desired results will be achieved in 1 year or less.

The Plan may be amended, revised, replaced, or terminated at any time unilaterally by the Company. The Company reserves the right to interpret and implement the terms of this Plan in its sole discretion.

Incentive targets may be adjusted by the Company at its sole discretion for any reason during the course of the Performance Period, including but not limited to changes in business conditions.

The Plan is governed by the laws of the State of Maryland.

The Plan forms a part of the Laureate Education, Inc. Amended and Restated 2013 Long-Term Incentive Plan (the “2013 Plan”). To the extent there are any conflicts between the Plan and the Equity Plan, the terms of the 2013 Plan will control.

Nothing herein guarantees to you the right to continued employment with the Company, nor does it obligate the Company to make any Annual Incentive Plan payment, regardless of whether any of the performance criteria described herein have been met or exceeded. You will remain an at will employee at all times.

The Company retains the right to make adjustments in subsequent payments for errors that have occurred with relation to Annual Incentive Plan payments. This includes both errors made in favor of the plan participant, and errors made in favor of the Company.

Except as may be required by applicable law, you shall not disclose the terms of this form (including the Company’s financial and other performance objectives disclosed herein).

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